UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s Annual Meeting of Shareholders was held on February 12, 2019 (the "2019 Annual Meeting").

(b)
The following matters were submitted to a vote of security holders at the 2019 Annual Meeting. In accordance with the Company’s Restated Certificate of Incorporation, on matters relating to the election of directors the holders of Class A shares and the holders of Class B shares each vote as a separate class. Each Class A share is entitled to one-tenth vote per share and each Class B share is entitled to one vote per share. The final results reported below reflect such vote.

(i)The nominees to the Board of Directors were elected based on the following votes:

Nominee	For	Authority Withheld	Broker Non-Votes
Class A
Bradley R. Lawrence (term expiring 2022)	2,923,549	28,272	132,284
Class B
Peter J. Gundermann (term expiring 2022)	3,605,019	75,170	214,144

The terms of the following directors continued after the 2019 Annual Meeting:

Name	Expiration of Term
Class B
Donald R. Fishback	2021
William G. Gisel, Jr.	2021
Brian J. Lipke	2021
Brenda L. Reichelderfer	2020
John R. Scannell	2020
Class A
Kraig H. Kayser	2020

(ii)
The Company’s Class A shareholders and Class B shareholders, voting together as a single class, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year based on the following votes:

For	Against	Abstain	Broker Non-Votes
6,834,186	111,472	32,780	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:	February 15, 2019	By:	/s/ Jennifer Walter
		Name:	Jennifer Walter
Vice President - Finance